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                                                                   EXHIBIT 10.57


              PURCHASE AND SALE AGREEMENT, CONTRIBUTION AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

     This PURCHASE AND SALE AGREEMENT, CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the "Agreement") is made on May 12, 1997 (the "Effective Date"), by and between Shidler West Acquisition Company, LLC, a California limited liability company ("Seller"), and Kilroy Realty, L.P., a Delaware limited partnership ("Buyer"), with reference to the facts set forth below.

                                R E C I T A L S

     A. Seller, as assignee of Shidler West Investment Corporation, on the one hand, and Mulford J. Nobbs, Trustee of The Nobbs Family Trust, and Jeunique International, Inc., on the other hand (collectively, the "Existing Owner"), have entered into that certain Purchase and Sale Agreement, Settlement Agreement and Joint Escrow Instructions dated February 28, 1997 (the "Underlying Purchase Agreement").

     B. Pursuant to the Underlying Purchase Agreement, Seller has the right to purchase from the Existing Owner (a) that certain real property located in the City of Irvine, County of Orange, State of California, known as the Pacifica Building and more particularly described in Exhibit "A-1 " attached hereto and incorporated herein (the "Pacifica Property") and (b) that certain real property located in the City of Irvine, County of Orange, State of California, known as the Warren Technology Center and more particularly described in Exhibit "A-2" attached hereto and incorporated herein (the "Warren Technology Property"). The Pacifica Property and the Warren Technology Property may each be individually referred to as the "Property" and collectively referred to as the "Properties. "

     C. Seller desires to sell, and Buyer desires to purchase, a portion of the Properties, and Seller desires to contribute the remaining portion of the Properties to Buyer in exchange for Partnership Units (as defined below), all on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

     1. PURCHASE AND SALE; CONTRIBUTION. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to buy from Seller, a portion of the Properties ("Sale Portion"), together with all easements, hereditaments and appurtenances thereto and all improvements situated thereon and all personal property and intangible property to be acquired by Seller pursuant to the Underlying Purchase Agreement and located on and used in connection with the operation of the Properties, as more particularly described herein. The remaining portion of the Properties ("Contribution Portion") shall be contributed by Seller to Buyer in exchange for the Partnership Units, subject to Section 3.3 below. Buyer and Seller expressly agree that the purchase and sale of the Pacifica Property and the Warren Technology Property, and the transfers of title thereto, shall occur together at the Closing (as defined below). Seller's simultaneous transfer of the Pacifica Property and the Warren Technology Property is a
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condition precedent to the parties' obligation to close. No party shall have the right to separate the purchase and sale of these Properties.

     2. PURCHASE PRICE. The purchase price for the Sale Portion of the Properties (the "Purchase Price") shall be Twenty Million Two Hundred Fifty Thousand Dollars ($20,250,000). The Purchase Price shall be allocated as follows: Eight Million Dollars ($8,000,000) to the Pacifica Property and Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000) to the Warren Technology Property.

     3. METHOD OF PAYMENT OF PURCHASE PRICE; ISSUANCE OF PARTNERSHIP UNITS. The Purchase Price shall be paid by Buyer to Seller at the Closing (as defined in Section 4.3 hereof). Buyer shall make the following deposits into the Escrow (as defined in Section 4.1 hereof):

     3.1 DEPOSIT. Upon opening of Escrow pursuant to Section 4.1, Buyer shall deposit into Escrow the sum of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Initial Deposit") in cash. Unless Buyer terminates this Agreement prior to expiration of the Contingency Period (as defined below) pursuant to Section 6, prior to expiration of the Contingency Period, Buyer shall deposit into Escrow an additional Two Hundred Fifty Thousand Dollars ($250,000) (the "Additional Deposit") in cash. The Initial Deposit and, if required to be made, the Additional Deposit, are collectively referred to herein as the "Deposit." The Deposit shall be held in an interest bearing account selected by Buyer and reasonably approved by Seller, with all interest accruing thereon to be paid to Buyer at Closing or, at Buyer's election, credited against the Purchase Price upon Closing. In the event the sale of the Properties is consummated, the Deposit shall be paid to the Seller and credited in full against the Purchase Price. Should the transaction fail to close for any reason other than Seller's Default (as defined below) or the failure of a condition precedent in favor of Buyer set forth in Sections 5 and 6 below, then the Deposit (plus any accrued interest) shall be paid to the Seller as liquidated damages pursuant to Section
9.1 hereof.

     3.2 CASH AT CLOSING. Buyer shall deposit into Escrow in cash, at least one business day prior to the Closing Deadline (as defined below), an amount equal to the Purchase Price, less the amount of the Deposit and any interest thereon that Buyer elects to apply to the Purchase Price, plus the amounts of any prorations, charges or costs payable by Buyer hereunder.

     3.3 CONTRIBUTION. Seller shall contribute the Contribution Portion of the Properties to Buyer in exchange for limited partnership units in Buyer (the "Partnership Units") to be issued to Seller. The value of the Contribution Portion shall be Four Million Four Hundred Seventy-Five Thousand Dollars ($4,475,000). Seller agrees to reimburse Buyer for all out-of-pocket costs reasonably incurred by Buyer, including attorneys' fees and costs, relating to the structuring of the Partnership Units, provided that Seller's responsibility for such costs shall not exceed Ten Thousand Dollars ($10,000). Prior to Closing, Buyer shall provide to Seller reasonable evidence of such costs, including a separate breakdown of Buyer's attorneys' fees relating to the structuring of the Partnership Units. Seller shall reimburse Buyer for such costs at Closing. Notwithstanding the foregoing, Seller may elect to sell the Contribution Portion to Buyer by delivering written notice to

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Buyer and Escrow Holder at least two business days prior to the Closing
Deadline, in which event the Purchase Price to be paid in cash at Closing shall be increased by Four Million Four Hundred Seventy-Five Thousand Dollars ($4,475,000) (for a total cash Purchase Price of Twenty-Four Million Seven Hundred Twenty-Five Thousand Dollars ($24,725,000)), and Seller shall not receive any Partnership Units.

               3.3.1  Calculation of Number of Units. The number of Partnership
                      ------------------------------
Units to be issued hereunder shall equal Four Million Four Hundred Seventy-Five Thousand Dollars ($4,475,00~0) divided by the average closing price for the Common Stock par value $.01 per share, of Kilroy Realty Corporation, a Delaware corporation ("KRC"), as reported on the New York Stock Exchange Composite Tape for the ten trading days ending on the trading day next preceding the Closing Deadline (as defined below).

               3.3.2  Issuance of Units. The issuance of Partnership Units shall
                      -----------------
be made pursuant to the Amended and Restated Agreement of Limited Partnership, dated as of January 31, 1997 (the "Partnership Agreement"), of Buyer. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement to effect the transactions contemplated hereby.

               3.3.3  Agreement to be Bound by Partnership Agreement. Seller
                      ----------------------------------------------
agrees that, upon receipt of the Partnership Units in consideration for the sale of the Property, Seller will be bound by the terms of the Partnership Agreement, which will be amended to reflect the issuance of the Partnership Units and as otherwise provided herein. The other representations, warranties and agreements contained in this Agreement shall not limit the generality of the foregoing.

               3.3.4  Representations of Investors. Seller acknowledges its
                      ----------------------------
understanding that the offering and sale of the Partnership Units to be acquired by it pursuant to this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the "Act"), as well as state securities laws. In furtherance thereof, Seller represents and warrants to Buyer as follows:

                      (a) Seller is acquiring the Partnership Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for the offer or sale in connection with, any distribution or sale thereof All of the members of Seller (the "Members") are listed on the Member Signature Page attached hereto. Seller may, notwithstanding the foregoing, distribute the Partnership Units to the Members, provided that, as a condition precedent to any such distribution, all of the Members execute and deliver to Buyer the Member Signature Page attached hereto. By so executing the Member Signature Page, the Members acknowledge and agree that their respective interests in the Properties are being transferred in part in exchange for Partnership Units (whether directly or through Seller with a distribution of the Partnership Units to the Members) and will be held by Members. The Members further hereby make each representation and warranty of Seller, and agree to be bound by each agreement by or for the benefit of Seller, provided in Sections 3.3.1 through 3.3.9 of this Agreement as if "Seller." Execution

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and delivery of the Member Signature Page shall not otherwise be a condition to the effectiveness of this Agreement.

                      (b) Seller is knowledgeable, sophisticated and experienced in business and financial matters; Seller understands the limitations on transfer imposed by the federal and state securities laws and as described in this Agreement and in the Partnership Agreement. Seller is able to bear the economic risk of holding the Partnership Units for an indefinite period of time and is able to afford the complete loss of its investment in the Partnership Units. Seller has reviewed all information regarding Buyer, KRC and the Partnership Units as Seller deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, Buyer, KRC and the Partnership Units as Seller deems reasonably necessary or desirable to evaluate the merits and risks of its investment in the Partnership Units.

                      (c) Seller is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act).

                      (d) Seller has reviewed the representations and warranties and agreements set forth in the Partnership Agreement, including without limitation those set forth in Section 3.4 thereof, and hereby makes such representations and warranties and agreements for the benefit of Buyer and all other parties to the Partnership Agreement, as of the date hereof.

               3.3.5  Transferability of Units; Redemption Rights: Registration
                      ---------------------------------------------------------
Rights. Seller acknowledges that the Partnership Units will be subject to
------
substantial restrictions on transfer, as provided in the Partnership Agreement, including without limitation Section 11.3 thereof. Seller further acknowledges that its redemption rights with respect to the Partnership Units shall be governed by Section 8.6 of the Partnership Agreement, including without limitation the absence of any such rights thereunder prior to January 31, 1999. Seller shall be a beneficiary of the Registration Rights Agreement, dated January 31, 1997, by and between KRC and certain other parties thereto (the "Registration Agreement"), with respect to the registration of any shares of Common Stock issued with respect to the redemption of Partnership Units, as if named as a "Holder" therein and acknowledges the limitations on such registration (including the timing thereof) contained in the Registration Agreement .

               3.3.6  Holding Period. To allow Seller to continue to defer its
                      --------------
built-in gain, Buyer shall not dispose of either or both of the Properties in a taxable transaction before January 31, 1999, or thereafter unless a shelf registration statement is then effective with respect to all Registrable Securities (as defined in the Registration Agreement) held by Seller, its members or their permitted transferees.

               3.3.7  Covenants. Representations and Warranties. Buyer
                      -----------------------------------------
represents and warrants to Seller that KRC has made all filings required under the Securities and Exchange Act of 1934, and covenants that it will cause KRC to continue to do so. Buyer further covenants that

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neither Buyer nor KRC shall grant registration rights to any other party that would materially interfere with the rights granted to Seller.

               3.3.8  Distributions and Allocations.
                      -----------------------------

                      (a) Buyer and Seller agree that, pursuant to Section 5.4 of the Partnership Agreement, KRC, in its capacity as general partner of Buyer, shall cause the Partnership Agreement to be amended to provide that for the quarter in which the Partnership Units are issued to Seller, Seller shall be entitled only to a distribution equal to its pro rata share of the distributions made on all Limited Partnership Interests (as defined therein) multiplied by a fraction, the numerator of which shall be the number of days in such quarter on which Seller has held the Partnership Units, and the denominator of which shall be the total number of days in such quarter.

                      (b) Buyer and Seller agree that, pursuant to Section 6.2B of the Partnership Agreement, KRC, in its capacity as general partner to Buyer, shall cause the Partnership Agreement to be amended to provide that for the quarter in which the Partnership Units are issued to Buyer, net income and net loss (and items thereof) shall be allocated to Seller and the other Partners in Buyer by taking into account their varying interests in the Partnership during the year using a method selected by the General Partner in its sole discretion, which is in accordance with Section 706(d) of the Internal Revenue Code of 1986, as amended.

               3.3.9  Partnership Agreement Amendment. KRC, in its capacity as
                      -------------------------------
general partner to Buyer, hereby amends the Partnership Agreement to provide for all the foregoing provisions.

     4.   ESCROW.

          4.1 OPENING; JOINT INSTRUCTIONS. Within two days after the Effective Date, Buyer and Seller shall open an escrow (the "Escrow") with Commerce Escrow (the "Escrow Holder"). Buyer acknowledges and agrees that Seller intends to convey (or to cause the Existing Owner to convey) to Buyer the Properties concurrently with the closing under the Underlying Purchase Agreement. Accordingly, Buyer agrees that Seller shall have the right to direct Commerce Escrow to transfer the Escrow, including the Deposits and any interest thereon, to Fidelity Title Company. In such event, Fidelity Title Company shall act as the Escrow Holder from and after the date of such transfer. In addition, Seller may elect to assign its rights and obligations under the Underlying Purchase Agreement to Buyer, in which case (a) Seller and Buyer shall execute an assignment and assumption agreement reasonably acceptable to each party and shall deliver the same to Escrow at least one business day prior to the Closing,
(b) this Agreement shall be amended as appropriate to reflect such assignment, and (c) Seller shall obtain the Existing Owner's consent to such assignment. Buyer agrees to cooperate with Seller's efforts to transfer the Escrow, to cause the closing to occur concurrently with the Closing under the Underlying Purchase Agreement, and, at Seller's election, to cause such an assignment of the Underlying Purchase Agreement, including executing any documents reasonably necessary to effect such purposes. The purchase and sale of the

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Properties shall be completed through the Escrow. This Agreement shall constitute joint escrow instructions to the Escrow Holder in connection with the Escrow.

          4.2 ADDITIONAL INSTRUCTIONS. Buyer and Seller hereby agree to execute such additional instructions and other documents not inconsistent with this Agreement as may be reasonably required by the Escrow Holder.

          4.3  CLOSING DEADLINE. The Actions At Closing (as defined in Section
4.5 hereof shall occur and the Escrow shall close (the "Closing") on June 3, 1997 (the "Closing Deadline"). Seller shall have the unilateral right to extend the Closing Deadline to up to June 18, 1997, by giving Buyer and Escrow Holder notice of its intention to extend prior to the original Closing Deadline. Time is specifically of the essence as to the Closing Deadline, and the Closing Deadline shall not be further extended except by the mutual written agreement of both the Buyer and the Seller. If the Closing does not occur by the Closing Deadline for any reason other than the default of Seller or Buyer, either party may terminate this Agreement and the Escrow upon written notice to the other party and Escrow Holder, in which event (a) the Deposit and any interest thereon shall be returned to Buyer, (b) all documents and other funds delivered to Escrow shall be returned to the party who delivered the same, and (c) the parties shall be released from their obligations under this Agreement other than Buyer's obligations under Sections 6.1.1, 10.4, 11 and 12.4.

          4.4 SELLER'S CLOSING DOCUMENTS. Seller shall deliver to the Escrow Holder, prior to the Closing, the following documents:

               4.4.1 Deeds to the Properties, in the form attached hereto as Exhibit "B" and incorporated herein, duly executed and acknowledged by Seller and in recordable form (the "Grant Deeds"). Alternatively, Seller may elect to cause the Existing Owner to convey title to the Properties directly to Buyer pursuant to Grant Deeds executed and acknowledged by the Existing Owner;

               4.4.2 A certificate of non-foreign tax status in the form of the affidavit attached hereto as Exhibit "C" and incorporated herein which satisfies the requirements of Section 1445 of the Internal Revenue Code, and a California Form 590-RE which satisfies the requirements of Section 18662 of the California Revenue and Taxation Code, duly executed by Seller's authorized signatory (collectively, the "Non-Foreign Tax Status Certificate").

               4.4.3 A duly executed Assignment of Leases ("Assignment of Leases") in the form of Exhibit "D" attached hereto and incorporated herein, assigning all of the Seller's rights to any leases affecting the Properties ("Leases") and the original of the promissory note from Executive Suites, duly endorsed to Buyer;

               4.4.4 A duly executed Assignment of Agreements, Warranties and Intangible Property ("General Assignment") for each of the Properties in the form of Exhibit "E" attached hereto and incorporated herein;

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               4.4.5  A duly executed Bill of Sale ("Bill of Sale") for each of the Properties, in the form attached hereto as Exhibit "F" and incorporated herein, transferring all of the Seller's interest acquired pursuant to the Underlying Purchase Agreement in all personal property located on the Properties to the Buyer. Alternatively, Seller may elect to cause the Existing Owner to execute and deliver to Escrow the Assignments of Leases, the General Assignments and the Bills of Sale in favor of Buyer;

               4.4.6 Notice to each tenant of the Properties ("Tenant Notice") advising it of the sale of the Properties and directing it to make future lease payments to Buyer at the place designated by Buyer;

               4.4.7 Any security deposits and pre-paid rent due under the Leases that are received by Seller pursuant to the Underlying Purchase Agreement;

               4.4.8 To the extent such documents exist and are received by Seller pursuant to the Underlying Purchase Agreement, all plans, specifications, mechanical, electrical and plumbing layouts, operating manuals and similar documents used by the Existing Owner in the maintenance or operation of the Properties;

               4.4.9 To the extent such documents exist and are received by Seller pursuant to the Underlying Purchase Agreement, the originals of all building permits, certificates of occupancy and permits and approvals of any type or kind relating to the Properties;

               4.4.10 To the extent such documents exist and are received by Seller pursuant to the Underlying Purchase Agreement, the originals of all current Leases (as hereinafter defined) relating to the Properties;

               4.5 ACTIONS AT CLOSING. At the Closing, the Escrow Holder shall do the following (collectively, the "Actions At Closing"):

               4.5.1 Cause the Grant Deeds to be recorded in the Official Records of Orange County, California.

               4.5.2 Deliver to the Seller, the Cash Purchase Price and the Partnership Units.

               4.5.3 Transmit the Tenant Notice described in Section 4.4.6 hereof to each tenant of the Properties.

               4.5.4 Deliver or cause to be delivered to Buyer the other documents deposited by Seller with Escrow Holder under Section 4.4.

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               4.5.5  Deliver to each of Buyer and Seller a copy of the Grant
Deeds (conformed to show recording information) and deliver to Seller a copy of each other document delivered to Escrow Holder.

          4.6  CANCELLATION OF ESCROW.

               4.6.1 In the event of a material default by Buyer under this Agreement, Seller shall have the right to cancel the Escrow by notice to Buyer and the Escrow Holder, and upon such cancellation all costs of cancellation of the Escrow, including without limitation the cost of the preliminary title report furnished to Buyer pursuant to Section 5.1 hereof (collectively, the "Cancellation Costs"), shall be paid by Buyer.

               4.6.2 In the event that the Closing does not occur at the time and in the manner provided in this Agreement due to the material failure of Seller to comply with any of its obligations under this Agreement ("Seller Default"), Buyer shall have the right to (i) cancel the Escrow by notice to Seller and the Escrow Holder, and upon such cancellation the Cancellation Costs shall be paid by Seller and the Deposit, together with interest thereon, shall be refunded to Buyer, and (ii) pursue any remedies available pursuant to Section
9.1 hereof.

               4.6.3 In the event that the Closing does not occur at the time and in the manner provided in this Agreement for any reason other than Buyer default or Seller Default, either Buyer or Seller may cancel the Escrow by notice to the Escrow Holder and the other, and upon such cancellation the Cancellation Costs shall be divided equally between Buyer and Seller.

               4.6.4 Upon any cancellation of the Escrow, all instruments and documents deposited into Escrow shall be returned to the parties who deposited the same, and Buyer shall return to Seller all reports and information delivered to Buyer by Seller in connection with the Properties.

          4.7 CLOSING COSTS AND PRORATIONS. The costs incidental to the Closing shall be paid as follows:

               4.7.1 Seller shall pay: (i) the premium for the CLTA standard coverage policy of title insurance obtained pursuant to Section 5.2 hereof (provided that if Buyer elects to obtain an ALTA extended coverage policy of title insurance pursuant to Section 5.2 hereof, Buyer shall pay the additional premium for such policy over the premium for a CLTA policy); (ii) the documentary transfer tax on the Grant Deeds; and (iii) one-half of the Escrow Holder's fees in connection with the Escrow.

               4.7.2 Buyer shall pay: (i) the cost of recording the Grant Deeds; (ii) the additional premium for any ALTA extended coverage policy of title insurance and any title endorsements that Buyer elects to obtain; and
(iii) one-half of the Escrow Holder's fees in connection with the Escrow.

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               4.7.3  Except as provided in Sections 3 and 12.3 hereof, Buyer and Seller shall each pay their own legal fees and other incidental expenses incurred in connection with the transaction contemplated by this Agreement.

               4.7.4 Taxes and assessments attributable to the Properties shall be prorated as of the date of the Closing, based upon the latest available information and subject to adjustment subsequent to the Closing if any such item shall not at the time of the Closing have been finally determined for the fiscal period in which the Closing occurs. The proceeds from the successful appeal of any property taxes which were paid prior to the Closing shall belong to the Seller, subject to any obligation which might exist to reimburse certain tenants under the terms of their leases.

               4.7.5 Seller shall not consent, to the extent Seller's consent is required under the Underlying Purchase Agreement, to any new lease or lease modifications, without the prior consent of the Buyer, which shall not be unreasonably withheld. The Buyer's failure to respond within three business days to Seller's presentation of the material economic terms of any proposed lease or amendment shall constitute the Buyer's approval of the proposed lease or amendment. The Buyer shall be responsible for all tenant improvement costs and leasing commissions due over $2,000.00 per transaction for any transactions approved by the Buyer prior to Closing. To the extent incurred by Seller as of the Closing, Buyer shall reimburse Seller at Closing for such excess costs.

               4.7.6 Seller shall be entitled to all rents accruing for the period prior to Closing and Buyer shall be entitled to all rents accruing for the period after Closing. With respect to any rent arrearages under the Leases, Buyer shall pay to Seller any rent actually collected after Closing which is applicable to the period preceding the Closing. Buyer shall be given a credit against the Purchase Price for all security and damage deposits and prepaid rents, operating reserves and payments for operating expenses which were paid under the Leases and not paid to the Buyer in the same amount of the credit that Seller receives therefor under the Underlying Purchase Agreement. Seller shall cause all the utility meters to be read on the day preceding Closing and shall be responsible for the cost of all utilities used through the day before Closing, except to the extent such utility charges are billed and paid by tenants directly. Tax contributions, insurance contributions and/or common area maintenance charges and other similar items in the nature of "Additional Rent", if any, under the Leases shall be equitably prorated as of the Closing.

               4.7.7 Any dispute as to proration shall not delay the Closing, but shall be submitted to arbitration pursuant Section 12.2 hereof.

          4.8 COOPERATION. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein in order to complete the transactions contemplated by this Agreement. Buyer and Seller hereby agree to cooperate with each other by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the intent of the parties as evidenced in this Agreement.

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     5.   TITLE.

          5.1 PRELIMINARY TITLE REPORT. Buyer acknowledges receipt of (a) the Updated Preliminary Report dated March 26, 1997, issued by Fidelity National Title (the "Title Company"), Order No. 61763-CT and the Supplemental Reports dated April 18, 1997, and April 28, 1997, issued by the Title Company (collectively, the "Preliminary Report"), together with copies of the documents described in the Preliminary Report, and (b) ALTA Survey for 220 Technology Drive prepared by Thienes Engineering (the "Surveyor") dated April 19, 1997, and the ALTA Survey of 111 Pacifica prepared by the Surveyor dated April 29, 1997 (collectively, the "Surveys") (the Preliminary Report and the Surveys may sometimes collectively be referred to as the "Title Documents"). Buyer shall have the right, on or before May 27, 1997, to object to any exception shown in the Title Documents by notice to Seller (the "Objection Notice"). In the event that Buyer fails to deliver an Objection Notice to Seller on or before May 27, 1997, Buyer shall be conclusively deemed to have approved the Title Documents and the exceptions contained therein, and the transaction contemplated by this Agreement shall proceed. In the event that Buyer timely delivers an Objection Notice to Seller, Seller shall have the right to remove or agree to remove the exceptions disapproved by the terms of the Objection Notice by delivery of notice of its election to do so to Buyer within three business days of receipt of the Objection Notice. If Seller removes or agrees to remove such exceptions pursuant to this Section 5.1, the transaction contemplated by this Agreement shall proceed. In the event that Seller does not elect to remove or agree to remove such exceptions within five days of receipt of the Objection Notice, Buyer may, on or before the date which is two business days after the earlier of Seller's delivery of notice of its election not to remove such exceptions or the expiration of Seller's five-day response period, either waive its objection in writing, in which case the transaction contemplated by this Agreement shall proceed, or cancel the Escrow by written notice to Seller and the Escrow Holder. If Buyer does not waive such objection in writing by such date, then Buyer shall be deemed to have elected to cancel the Escrow. In the event of such cancellation of the Escrow by Buyer, this Agreement and the Escrow shall terminate as provided in Section 4.3, and the Cancellation Costs shall be paid in the manner provided in Section 4.6.3 hereof Notwithstanding the foregoing, Seller shall reasonably enforce its rights to cause the Existing Owner to remove any monetary liens of record other than liens for non-delinquent bonds, taxes and assessments.

          5.2 TITLE INSURANCE. At the time of the Closing and as a condition thereto, the Title Company shall be unconditionally committed to issue to Buyer a CLTA standard coverage policy of title insurance issued by the Title Company or a commitment by the Title Company to issue such a policy, naming Buyer as insured, in a policy amount equal to the Purchase Price, showing title to the Properties to be vested in Buyer, subject only to (a) nondelinquent taxes and assessments; (b) exceptions created by or resulting from the acts or omissions of Buyer; (c) the exceptions contained in the Title Documents approved or deemed approved by Buyer pursuant to Section 5.1 hereof; and (d) the standard printed exceptions. Buyer shall have the right to elect to receive an ALTA owner's extended coverage policy of title insurance with the same liability amount and subject to the same exceptions in lieu of such CLTA policy, provided that Buyer pays the difference in premium and any other additional costs (including without limitation any costs of required surveys other than the

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Surveys) attributable to such policy and provided further that the procurement of such policy shall not result in an extension of the Closing Deadline.

     6. BUYER'S CONDITIONS. Buyer's obligation to Close is subject to the conditions provided in this Section 6. These conditions are in favor of the Buyer only and may be waived only by the Buyer.

          6.1 FEASIBILITY STUDIES. At any time on or before May 27, 1997 ("Contingency Period"), Buyer shall have the right to review and approve the matters set forth below in this Section 6.1, and Buyer's obligations under this Agreement shall be conditioned upon Buyer's approval of such matters, in its sole and absolute discretion. Buyer may extend the Contingency Period to no later than June 2, 1997, if Buyer cannot complete its review of certain of the due diligence items described in this Section 6.1 due to Buyer's inability to obtain reports and information (other than those provided by Seller) that are reasonably necessary to complete such review. Buyer may exercise such extension right by delivering written notice to Seller prior to expiration of the Contingency Period. Such notice shall state in reasonable detail the reasons that Buyer has been unable to complete such review and shall specify which due diligence items Buyer will be unable to complete during the original Contingency Period (the "Incomplete Due Diligence Items"). Notwithstanding any such extension of the Contingency Period, Buyer shall be deemed to have approved all feasibility matters set forth in this Section 6.1 other than the Incomplete Due Diligence Items as of expiration of the original Contingency Period.

               6.1.1 INSPECTION. Buyer's approval of the results of any inspections of the Properties or conditions that may adversely affect the Properties to be made by consultants selected by Buyer at Buyer's sole cost. During the Escrow, Buyer shall the right to enter the Properties during reasonable business hours for any purpose in connection with this purchase of the Properties. Buyer shall (a) give Seller at least two business days notice of any entry onto the Properties, (b) be accompanied by a representative of Seller at all times during any such entry, (c) not violate the terms of the confidentiality provision contained in Section 11 hereof, (d) not unreasonably interfere with the rights of the Existing Owner or any tenant or occupant of the Properties, and (e) not perform any invasive testing. Buyer will keep the Properties free and clear of any mechanics' liens or materials' liens arising out of any such entry. If the Closing does not occur for any reason, Buyer shall promptly restore any damage to the Properties caused by Buyer or its agents, employees or contractors. Buyer shall be responsible for all investigations of the condition of the Properties and shall be responsible for obtaining, and for the cost of obtaining, any and all third party reports. Buyer hereby agrees to indemnify, defend and hold Seller, the Existing Owner and their respective officers, shareholders, directors, employees, agents and affiliates harmless from and against any and all claims, demands, actions, losses, liabilities, obligations, damages, costs and expenses, including without limitation, attorneys' fees and court costs, mechanics' liens and materialmens' liens incurred in connection with such access, investigations or inspections. Buyer's obligations under this Section 6.1.1 shall survive the Closing, the termination of this Agreement, and the cancellation of the Escrow.

               6.1.2 SOILS, GEOLOGY, STRUCTURAL AND ENVIRONMENTAL REPORTS. Buyer's approval of soils, geology, structural and environmental and any other engineering reports obtained by Buyer at Buyer's election and sole cost. Seller has provided to Buyer copies of any such reports in Seller's possession without any warranty or representation by Seller as further described in Section 10.1 below.

               6.1.3 ZONING. Buyer's receipt of evidence satisfactory to Buyer that the Properties are zoned for the purposes to which Buyer intends to utilize them.

               6.1.4 RECORDS, LEASES AND PLANS. Buyer's approval of all books, records and reports prepared in connection with the ownership and maintenance of the Properties to the extent in Seller's possession, including any and all existing leases, letters of intent from prospective tenants, audited income and expense statements and quarterly data through December 1996 which include all sources of revenue and expense (including utility rates, ad valorem tax rates, maintenance expenses and any anticipated capital improvements), existing notes and deeds of trust (if any), as-built plans and specifications for the improvements of the Properties, prior soils and engineering reports, all recorded and unrecorded parking agreements, common area maintenance agreements or other agreements affecting the Properties, and all governmental agency related correspondence, building permits, and certificates of occupancy pertaining to the Properties. Buyer acknowledges receipt of such information prior to the Effective Date. Upon reasonable demand by Buyer, Seller shall request additional information from the Existing Owner regarding the Properties.

               6.1.5 UNDERLYING PURCHASE AGREEMENT. Buyer's approval of the Underlying Purchase Agreement which has been delivered to Buyer prior to the Effective Date.

               6.1.6 ESTOPPEL CERTIFICATES. Estoppel certificates addressed to Seller in the form attached hereto as Exhibit G. executed by each of the tenants or by the Existing Owner in lieu thereof ("Estoppel Certificates"), which have been delivered to Buyer prior to the Effective Date, and Buyer's approval of the tenants and leases of the Property.

               6.1.7 REIT DILIGENCE. Buyer's review and approval of the leases and other agreements relating to the Properties with respect to the character of the payments received thereunder as qualifying income under the REIT gross income tests set forth in Section 856 of the Internal Revenue Code. Seller agrees to make such leases and other agreements (and any other related information) available to Buyer for its review to the extent received by Seller under the Underlying Purchase Agreement.

     The conditions set forth in this Section 6.1 shall be deemed irrevocably and unconditionally satisfied unless Buyer delivers to Seller and Escrow Holder on or before the expiration of the Contingency Period a written notice of failure of such conditions, termination of this Agreement and cancellation of Escrow. If Buyer approves or is deemed to have approved such matters, Buyer shall deliver the Additional Deposit to Escrow prior to expiration of the Contingency Period, which, together with the Initial Deposit, shall be nonrefundable except as otherwise expressly provided herein.

          6.2  CLOSING DATE CONDITIONS. As of the Closing:

               6.2.1 SELLER'S PERFORMANCE, REPRESENTATIONS AND WARRANTIES. Seller shall have performed each and every undertaking and agreement to be performed by it hereunder and Seller's representations and warranties shall be true and correct in all material respects as of the Closing.

               6.2.2 TITLE POLICY. The Title Company shall be irrevocably and unconditionally committed to issue the Title Policy as set forth in Section 5.2 hereof.

               6.2.3 UNDERLYING CLOSING. The closing of the sale of the Properties to Seller pursuant to the Underlying Purchase Agreement shall have occurred prior to or concurrently with the Closing. If, for any reason, the Underlying Purchase Agreement terminates prior to closing thereunder, this Agreement shall automatically terminate in accordance with Section 4.3 above.

               6.2.4 ESTOPPEL CERTIFICATES. Updated Estoppel Certificates dated as of a date not more than 30 days before the Closing shall have been delivered by Seller to Buyer.

               6.2.5 No MATERIAL ADVERSE CHANGE. There shall not have occurred any material change with respect to the Properties that may materially and adversely affect Buyer's use and enjoyment thereof, including without limitation, any taking, pending taking or threatened taking of all or any portion of the Properties by any public or quasi-public authority under the power of eminent domain.

          6.3 FAILURE OF CONDITIONS. If any of the conditions precedent set forth in Sections 6.1 or 6.2 are neither satisfied nor waived by Buyer as provided above, any party who is not then in default hereunder may terminate Escrow and this Agreement by giving written notice of termination to the other party and Escrow Agent. In such event, the Escrow and this Agreement shall terminate as provided in Section 4.3 above. Seller's inability to satisfy any of the foregoing conditions as specified above shall not be considered a breach of this Agreement, and in such event, Buyer's only remedy shall be to obtain a refund of the Deposit, and Buyer shall not, under any circumstances, be entitled to pursue any claims for specific performance, damages or any other reimbursements or compensation from Seller; provided, however, if the condition precedent set forth in Section 6.2.1 is not satisfied as a result of a Seller Default, Buyer shall be entitled to pursue its remedies under Section 9.2.

     7. SELLER'S CONDITIONS. Seller's obligation to Close is subject to the conditions provided in this Section 7. These conditions are in favor of the Seller only and may be waived only by the Seller:

          7.1 BUYER'S PERFORMANCE, REPRESENTATIONS AND WARRANTIES. As of the Closing, Buyer shall have performed each and every undertaking and agreement to be performed by it hereunder and Buyer's representations and warranties shall be true and correct in all material respects as of the Closing.

          7.2 UNDERLYING CLOSING. The closing of the sale of the Properties to Seller pursuant to the Underlying Purchase Agreement shall have occurred prior to or concurrently with the Closing. If, for any reason, the Underlying Purchase Agreement terminates prior to closing thereunder, this Agreement shall automatically terminate in accordance with Section 4.3 above.

     8. POSSESSION. Upon the Closing, possession of the Properties shall be delivered to Buyer, subject to all Leases and other matters approved by Buyer.

     9.   LIMITATION OF REMEDIES.

          9.1 LIQUIDATED DAMAGES ON BUYER DEFAULT. IF THE CLOSING FAILS TO OCCUR (AFTER SATISFACTION OF THE CONDITIONS SET FORTH IN SECTIONS 5.1 AND 6 HEREOF) AT THE TIME AND IN THE MANNER PROVIDED IN THIS AGREEMENT FOR ANY REASON OTHER THAN THE FAILURE OF SELLER TO COMPLY WITH ANY OF ITS MATERIAL OBLIGATIONS UNDER THIS AGREEMENT, BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATE BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSING DOES NOT OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF SUCH A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT, TOGETHER WITH ANY INTEREST THEREON, REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH A BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT OF SUCH A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY NOTICE TO BUYER, UNILATERALLY CANCEL THE ESCROW AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER'S RIGHT TO SUCH LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF THE FAILURE TO CLOSE ESCROW AS A RESULT OF A BUYER DEFAULT; PROVIDED, HOWEVER, THAT THE PARTIES AGREE THAT IN NO EVENT SHALL THIS LIQUIDATED DAMAGES PROVISION APPLY TO ANY BREACH OF BUYER'S OBLIGATIONS UNDER SECTIONS 6.1.1, 10.4, ll AND
12.4. THE COSTS OF THE ESCROW FOLLOWING SUCH CANCELLATION SHALL BE PAID IN THE MANNER PROVIDED IN SECTION 4.6.1 HEREOF. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO

SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISIONS. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 9.1, ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER UNDER THIS AGREEMENT (EXCEPT BUYER'S OBLIGATIONS UNDER SECTIONS 6.1.1, 10.4, 11 AND 12.4 HEREOF) SHALL BE TERMINATED.

BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 9.1 AND BY THEIR INITIALS BELOW AGREE TO BE BOUND BY ITS TERMS


                         /s/ ??
                    --------------------          ___________________
                    Initials of Seller            Initials of Buyer

          9.2 NO EQUITABLE RELIEF ON SELLER'S DEFAULT. Buyer expressly waives all rights to seek and to receive equitable relief, including without limitation specific performance of this Agreement, by reason of any failure of Seller to perform according to the terms of this Agreement, and agrees that Buyer's sole remedy in the event of any such failure of Seller to perform shall be to receive a refund of the Deposit and any interest accrued on the Deposit, and to seek to recover any monetary damages in excess of such sums through arbitration pursuant to Section 12.2 hereof, which damages Buyer expressly agrees are and shall be an adequate remedy at law.

     10.  REPRESENTATIONS AND WARRANTIES.

          10.1 DISCLAIMER OF WARRANTY; AS-IS SALE. Buyer and Seller hereby acknowledge and agree that, except for the representations and warranties set forth in Sections 10.2 and 10.3 hereof, neither Seller nor anyone on behalf of Seller has made any statements, representations or warranties, express or implied, written or oral, in connection with the transaction contemplated by this Agreement, the Properties or improvements or fixtures thereon or appurtenances thereto or their condition or fitness for use, and that following the satisfaction of the conditions set forth in Sections 5.1 and 6 hereof, Buyer shall accept the Properties and any improvements or fixtures thereon or appurtenances thereto, and title to the foregoing, "AS IS" and without representation or warranty, express or implied, written or oral, including, without limitation, any representation or warranty in connection with hazardous, toxic or infectious materials and substances, including, without limitation, petroleum and petroleum products, the physical condition of the Properties, the status of title to the Properties (including the existence of any exceptions not shown of record), compliance of the Properties with any applicable laws or any fees, charges or exactions that may be applicable to the Properties (collectively, the "Property Conditions"). To the extent assignable, Seller shall upon Closing assign to Buyer any representations and warranties made by the Existing Owner under the Underlying Purchase Agreement. Buyer acknowledges that it has made or will make its own investigations as deemed necessary or appropriate concerning the Properties, and that Buyer will rely solely on such investigations. Buyer specifically acknowledges and agrees that, to the extent Seller has made or in the future makes any documents, reports or other information regarding any aspect of the Properties available to Buyer, including the documents, reports and information described in Section 6.1 above, Seller has done or will be doing so only as an accommodation to Buyer, and that Seller has made, is making and shall make no representation or warranty of any nature concerning the accuracy or completeness of Seller's files or concerning the authenticity, source, accuracy or completeness of any information contained in them or furnished or to be furnished by Seller to Buyer. Buyer further acknowledges and agrees that most of such reports, documents and other information has been provided by the Existing Owner under the Underlying Purchase Agreement or provided by third party consultants. Buyer waives any claim of any nature against Seller relating to any information, conclusion, projection or other statement of any nature contained in such documents, reports or other information. No patent or latent condition affecting the Properties in any way, whether or not known or discoverable or hereafter discovered, shall affect Buyer's obligation to purchase the Properties, nor shall give rise to any right of damages, rescission, specific performance or otherwise against Seller. Buyer hereby irrevocably and unconditionally releases, discharges and forever acquits Seller and its past, present and future employees, partners, officers, directors, successors, assigns, executors and administrators and affiliates (collectively, the "Releasees") from all actions, suits, obligations, rights, claims, liabilities, damages, losses, costs and expenses including attorneys fees, of any nature whatsoever known or unknown, suspected or unsuspected, fixed or contingent, which it now has, owns, holds or claims to have, own or hold, or at any time heretofore had, owned, held, or claimed to have, own or hold, against Seller and the Releasees, which Buyer may suffer or incur arising out of or relating to the Properties, or any aspect of the Properties, including, without limitation, the Property Conditions.

     BUYER EXPRESSLY WAIVES ANY OF ITS RIGHTS GRANTED UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OR EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. "

          10.2  REPRESENTATIONS AND WARRANTIES OF SELLER.

               10.2.1 AUTHORITY OF SELLER. Seller has full authority to enter into this Agreement and is a limited liability company duly formed and in good standing under the laws of California and this Agreement has been duly and validly executed by Seller and is a binding and enforceable agreement of Seller.

               10.2.2 UNDERLYING PURCHASE AGREEMENT. Seller represents that, to the actual knowledge of Seller, (a) the Underlying Purchase Agreement is in full force and effect and has not been amended other than to revise the extended Closing Deadline to June 18, 1997, and (h) Seller and the Existing Owner are not in default under the Underlying Purchase Agreement in any material respect. The "actual knowledge" of Seller shall mean the actual, present knowledge, without duty of inquiry or investigation, of Marc Brutten, Jim Reynolds and Greg Erickson.

          10.3 AUTHORITY OF BUYER. Buyer has full authority to enter into this Agreement and is a limited partnership duly formed and in good standing under the laws of Delaware and is duly qualified to transact business in California, and this Agreement has been duly and validly executed by Seller and is a binding and enforceable agreement of Seller.

          10.4 INDEMNIFICATION. Buyer and Seller agree to indemnify, protect, defend (with legal counsel acceptable to the other party) and hold the other party and the other party s employees, general partners, trustees, directors, officers, affiliates, subsidiaries, agents and representatives, harmless from and against any and all losses, claims, demands, damages, costs and expenses of whatever nature (including, without limitation, attorneys' fees) relating to or arising out of a breach of such party's representations and warranties set forth in this Agreement. The covenants contained in this Section 10.4 shall survive the termination of this Agreement and the Closing.

     11. CONFIDENTIALITY. As a material inducement to Seller, Buyer covenants that it shall at all times prior to Closing maintain strict confidentiality with respect to (i) any documents or other information provided to Buyer by Seller or otherwise obtained by Buyer with respect to the Properties, including any information obtained through Buyer's inspection of the Properties, (ii) the fact that the letter of intent dated May 1, 1997, has been signed or that this Agreement has been entered into, (iii) negotiations concerning the purchase and sale of the Properties and (iv) the terms of such purchase and sale, including, without limitation, the Purchase Price. In connection therewith, neither Buyer nor its agents, officers, directors, employees, affiliates, attorneys, or consultants ("Buyer's Parties") shall disclose to any party, or issue any press release or public statement regarding, any of the above matters prior to Closing without the prior written consent of Seller, which consent may be withheld in the sole and absolute discretion of Seller. The term "public statement" includes, but is not limited to, (a) any oral or written statement made to any representative of the media, or (b) any statement in reports to stockholders, financial statements or otherwise to any person or entity. Without limiting the foregoing, during any entry onto the Properties, Buyer shall not disclose any such matters to the Existing Owner, any of its representatives, any tenant or occupant or any other party. Notwithstanding the foregoing, Buyer may disclose such information to its attorneys, accountants or lenders to the extent such disclosure is necessary to enable such parties to provide their services to Buyer in connection with the purchase of the Properties, provided that each such party shall sign a confidentiality agreement in favor of Seller whereby such party agrees to keep all such information strictly confidential.. If the Closing does not occur for any reason, Buyer shall return all documents and information provided by Seller to Seller immediately upon termination of this Agreement. Buyer acknowledges that Seller will be irreparably harmed by any violation of this confidentiality provision and that monetary damages will be inadequate to compensate Seller. Therefore, in addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Buyer in order to enforce this confidentiality provision. Buyer's obligations under this Section 11 shall survive the termination of this Agreement.

     12.  MISCELLANEOUS.

          12.1 NOTICES. All notices, consents, approvals, disapprovals or elections required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or mailed, certified or registered mail, return receipt requested, or sent by Federal Express or other professional carrier or by facsimile (if confirmed by overnight delivery), to the parties at the following addresses:

Buyer:              Kilroy Realty L.P.
                    c/o Kilroy Realty Corporation
                    2250 East Imperial Highway, Suite 1200
                    El Segundo, CA 90245
                    Attn: Jeffrey C. Hawken
                    fax no.: (310) 322-5981

   with a copy to:  Latham & Watkins
                    650 Town Center Drive, Suite 2000
                    Costa Mesa, CA 92626
                    Attention: Bruce Tester, Esq.
                    fax no.: (714) 755-8290

Seller:             Shidler West Acquisition Company, LLC
                    2878 Camino del Rio S., Ste. 260
                    San Diego, CA 97108
                    Attention: Marc Brutten
                    fax no.: (619) 688-1371

   with a copy to:  Luce, Forward, Hamilton & Scripps LLP
                    600 West Broadway, 26th Floor
                    San Diego, CA 92101
                    Attn: David Hymer, Esq.
                    fax no.: (619) 645-5334

Notices shall be deemed given upon delivery or tender of delivery to the intended recipient.

          12.2 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to the subject matter of this Agreement, or the breach thereof, including both tort and contract claims, shall be settled as follows: the parties to the controversy or claim shall first attempt to resolve the controversy or claim by meeting with a mutually agreeable mediator. If the parties to the controversy or claim are unable to agree on a mediator, then the mediator shall be appointed by JAMS/Endispute, San Diego, California ("JAMS"). If the controversy or claim is not resolved by mediation within 60 days after the party raising the controversy or claim first notifies the other party(ies) thereof in writing, then the controversy or claim shall be submitted to JAMS for binding arbitration at San Diego, California, in accordance with JAMS's then current rules. The award from the arbitration shall be binding upon all parties and their successors, regardless of whether one of said parties fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof Attorneys' fees and costs may be awarded in the discretion of the arbitrator. BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MAY HAVE TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRILL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING, AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

           /s/[SIGNATURE ILLEGIBLE
          -------------------------           _____________________
          Initials of Seller                  Initials of Buyer

          12.3 ATTORNEYS' FEES. In the event of any action or arbitration between Buyer and Seller for enforcement or interpretation of any of the terms or conditions of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and expenses, including without limitation court costs and attorneys' fees and costs actually incurred in such action, to enforce any judgment and on appeal, as awarded by a court of competent jurisdiction or any arbitrator(s).

          12.4 BROKERS. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker, finder or other agent in connection with entry into this Agreement or the transactions contemplated hereby. Buyer and Seller each hereby indemnify, defend and hold the other harmless from and against all costs, expenses or liabilities (including without limitation attorneys' fees and court costs, incurred by the indemnified party in connection with any claim or demand by any person or entity for any broker's, finder's or other commission or fee claiming through, under or by reason of the indemnifying party's conduct.

          12.5 RISK OF LOSS. In the event that any portion of the Properties are damaged by fire or other casualty, or all or any portion of the Properties is condemned or taken by eminent domain by any competent authority for any public or quasi-public use or purpose, or preliminary steps in such condemnation or eminent domain proceedings shall have been taken before the Closing, Seller shall give notice thereof to Buyer. In such event, if, in Buyer's reasonable business judgment, the casualty loss is expected to exceed $1,000,000 (exclusive of loss of rents) or result in a reduction of gross income from the Properties of at least 5%, Buyer may terminate this Agreement by notice to Seller within five days after Buyer has received the notice referred to above, together with an estimate of the loss or the reduction, or two business days prior to the Closing, whichever occurs first. In the event that Buyer fails to so terminate this Agreement as aforesaid, or if such loss is not expected to exceed $1,000,000 or result in a 5% reduction of gross income as aforesaid, then the Closing shall take place as provided herein, and Seller shall assign to Buyer at Closing any insurance proceeds or condemnation awards which may be paid or payable to Seller on account of any such occurrence.

          12.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment hereof shall be binding unless executed in writing by all the parties. No waiver of any of the provisions hereof shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          12.7 AMENDMENT. This Agreement shall not be modified or amended except by an instrument in writing duly executed by both Buyer and Seller.

          12.8 BINDING ON SUCCESSORS. Subject to Section 12.9 hereof, the provisions of this Agreement shall inure to the benefit of and be binding on each of the parties and on each of their respective heirs, executors, administrators, conservators, personal representatives, successors, and assigns.

          12.9 ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement.

          12.10 RECORDATION. Buyer shall not record this Agreement or a memorandum hereof.

          12.11 SEVERABILITY. In the event that all or any portion of any provision in this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable, such illegal or unenforceable provision or portion of a provision shall be severed from the other provisions and/or portions of a provision which shall remain in full force and effect as if the illegal or unenforceable provision or portion of provision was not a part of this Agreement.

          12.12 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          12.14 HEADINGS. The section headings and captions in this Agreement are for convenience only and shall not limit or define the contents of this Agreement or in any way affect the construction or interpretation of any provision hereof.

          12.15 RULES OF CONSTRUCTION. In this Agreement, unless the context otherwise requires, words in the singular include the plural and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The word "include" shall not imply any limitation to the items listed thereafter. This Agreement and each provision hereof have been negotiated between the parties and their respective legal and financial advisers, and therefore shall not be construed against any party as the drafter thereof.

          12.16 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement, it being understood that the time for performance of each obligation, including without limitation the Closing Deadline, has been the subject of negotiation by the parties.

          12.17 OPERATION OF PROPERTY. Seller shall use reasonable efforts to enforce any provisions of the Underlying Purchase Agreement requiring the Existing Owner to continue to manage and maintain the Properties in their current condition or repair until the Closing. Notwithstanding the foregoing, Seller may enter into a listing agreement for each Property substantially in the form of and on the terms of Exhibit "I" attached hereto and incorporated herein and any such agreements shall be binding on Buyer after the Close of Escrow.

          12.18 AUDIT REQUIREMENTS. Promptly after the earlier of (a) any assignment of the Underlying Purchase Agreement by Seller to Buyer or (b) the Closing, Seller agrees to make a request to the Existing Owner to agree to perform the obligations of "Seller" described in Exhibit "H" attached hereto and incorporated herein. Buyer acknowledges and agrees that Seller makes no assurances regarding the Existing Owner's willingness to agree to such obligations and that Seller shall have no obligation beyond making such request.

                 [Remainder of Page Intentionally Left Blank]

          12.19 TENDER. Submission of this Agreement for examination, even though executed by Buyer, shall not bind Seller in any manner and no obligation on the part of Seller shall arise unless and until this Agreement is executed in the space provided below and delivered by Seller to Buyer.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

SELLER:                           SHIDLER WEST ACQUISITION
                                  COMPANY, LLC, a California limited
                                  liability company


                                  By:/s/Marc Brutten
                                     -----------------------------------
                                     Marc Brutten, Managing Member



BUYER:                            KILROY REALTY, L.P., a Delaware
                                  limited partnership

                                  By: KILROY REALTY CORPORATION,
                                  a Maryland corporation, its general
                                  partner

                                  By:___________________________________

                                     Its:_______________________________

                             Member Signature Page

     The undersigned, constituting all of the members of Shidler West Acquisition Company, LLC, a California limited liability company ("Seller"), hereby execute this Member Signature Page pursuant to Section 3.3.4(a) of the Purchase and Sale Agreement, Contribution Agreement, and Joint Escrow Instructions dated May 12, 1997, between Seller and Kilroy Realty, L.P., a Delaware limited partnership.


        /s/ Marc Brutten                   /s/ James Reynolds
        --------------------              --------------------
           Marc Brutten                       James Reynolds


        ____________________              ____________________
            Jay Shidler                      Lawrence Taff

                             Member Signature Page

     The undersigned, constituting all of the members of Shidler West Acquisition Company, LLC, a California limited liability company ("Seller"), hereby execute this Member Signature Page pursuant to Section 3.3.4(a) of the Purchase and Sale Agreement, Contribution Agreement, and Joint Escrow Instructions dated May 12, 1997, between Seller and Kilroy Realty, L.P., a Delaware limited partnership.

         /s/ Marc Brutten                  /s/ James Reynolds
         ----------------                  ------------------
            Marc Brutten                    James Reynolds

         /s/ Jay Shidler                   /s/ Lawrence Taff
         ---------------                   ------------------
           Jay Shidler                        Lawrence Taff

                            CONSENT OF ESCROW AGENT

     The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as escrow agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.


DATED:5/23/97                 COMMERCE ESCROW
      --------
                                   ("Escrow Agent")

                                   By: /s/[SIGNITURE ILLEGIBLE]
                                      --------------------------
                                   Its:    PRESIDENT
                                       -------------------------

                              LIST OF EXHIBITS TO
                         PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS

EXHIBIT A
Legal Descriptions of the Properties

EXHIBIT B
Form of Grant Deeds

EXHIBIT C
Form of Certificate of Non-Foreign Status

EXHIBIT D
Form of Assignment of Leases

EXHIBIT E
Form of Assignment of Agreements, Warranties and Intangible Property

EXHIBIT F
Form of Bill of Sale

EXHIBIT G
Form of Estoppel Certificate

EXHIBIT H
Audit Requirements

EXHIBIT I
Listing Agreement

                                  EXHIBIT A-1
                  LEGAL DESCRIPTION OF THE PACIFICA PROPERTY


Parcel 6 of Parcel Map No. 86-438, in the City of Irvine, County of Orange, State of California, as shown on a map filed in Book 226, Pages 36 to 39 inclusive, of Parcel Maps, in the office of the County Recorder of said County.

Except any and all oil, oil rights, minerals, mineral rights, natural gas rights and other hydrocarbons by whatsoever name known, geothermal steam, other material resources and all products derived from any of the foregoing that may be within or under the land, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from the land or any other land, including the right to whipstock directionally drill and mine from lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land, and to bottom such whipstocked or directionally drilled walls, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines, without, however, the right to drill, mine, store, explore and operate through the surface or the upper 500 feet of the subsurface of the land as reserved by The Irvine Company in the deed recorded December 15, 1987, as Instrument No. 87-693030 Official Records.

Also except any and all water rights or interest therein, no matter how acquired by Grantor, and owned or used by Grantor in connection with or with respect to the land, together with the right and power to explore, drill, redrill, remove and store the same from the land or to divert or otherwise utilize such water rights or interest on any other property owned or leased by Grantor, whether such water rights shall be riparian, overlying, appropriative, littoral, percolating, prescriptive, adjudicated, statutory or contractual; but without, however, any right to enter upon the surface of the land in the exercise of such rights, as reserved by The Irvine Company in the deed recorded December 15, 1987, as Instrument No. 87-693030 Official Records.

                                  EXHIBIT A-2
              LEGAL DESCRIPTION OF THE WARREN TECHNOLOGY PROPERTY

Parcel A:

Parcels 1, 2 and 3 in the City of Irvine, County of Orange, State of California, as shown on Parcel Map No. 85-371 filed in Book 208, Pages 30 to 33 inclusive, of Parcel Maps, in the office of the County Recorder of said County.

Excepting therefrom all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam, any other material resources and all products derived from any of the foregoing, that may be within or under the land, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from the land or any other land, including the right to whipstock or directionally drill and mine from lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, equip, maintain, repair, deepen and operate any such wells or mines; without, however, the right of entry on the surface of the land or the upper 500 feet of the subsurface of the land, as reserved by The Irvine Company, a Michigan corporation, by deed recorded October 14, 1988, as Instrument No. 88-526481, Official Records.

Also excepting all water rights or interests therein, no matter how acquired by Grantor, and owned or used by Grantor in connection with or with respect to the land, together with the right and power to explore, drill, redrill, remove and store the same from the land or to divert or otherwise utilize such water rights or interests on any other property owned or leased by Grantor, whether such water rights shall be riparian, overlying, appropriative, littoral, percolating, prescriptive, adjudicated, statutory or contractual; but without, however, any right to enter upon the surface of the land in the exercise of such rights, as reserved by The Irvine Company, a Michigan corporation, by deed recorded October 14, 1988, as Instrument No. 88-526481, Official Records.

Parcel B:

An easement for access, ingress and egress over and across that portion of Parcel 4 of the aforementioned Parcel Map No. 85-371, lying within the land described and delineated as the "Easement Area" in that certain Declaration as to access easements affecting Parcels 1 through 11 of Final Parcel Map No. 85-371, in the City of Irvine, California, recorded February 4, 1986, as Instrument No. 86-047982, in the Official Records of Orange County, California, and re-recorded February 24, 1986, as Instrument No. 86-073497, Official Records, which easement shall be upon the same Terms and Conditions as deemed and established in the Declaration aforementioned.

                                   EXHIBIT B
                              FORM OF GRANT DEED

RECORDING REQUESTED BY,
AND WHEN RECORDED RETURN TO:

_______________________

_______________________

_______________________

Attn: _________________


MAIL TAX STATEMENTS TO:

_______________________

_______________________

_______________________

_______________________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

                                  GRANT DEED

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, __________, hereby grants to Kilroy Realty, L.P., a Delaware limited partnership, the real property located in the City of Irvine, County of Orange, State of California, described on Exhibit A attached hereto and made a part hereof. This conveyance is made subject to all liens, easements, covenants, conditions, encumbrances and other matters of record.

     Executed as of this _______ day of _________, 1997.



                                                         _______________________

                                   EXHIBIT C
                   FORM OF CERTIFICATE OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferee is a foreign person. To inform Kilroy Realty L.P., in connection with a disposition of a U.S. real property interest by Shidler West Investment Corporation ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

     1. Transferor is not a nonresident alien for purposes of U.S. income taxation or a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Transferor's taxpayer identification number is ______________; and

     3. Transferor's address is Shidler West Acquisition Company, LLC, 2878 Camino del Rio S., Ste. 260, San Diego, CA 97108

     Transferor understands that this certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

Dated: ______________,1997              Shidler West Acquisition Company, LLC, a
                                        California limited liability company

                                        By: ____________________________________
                                            Marc Brutten, Managing Member

NOTICE TO TRANSFEREE: You are required by law to retain this Certificate until the end of the fifth taxable year following the taxable year in which the transfer takes place and to make it available to the Internal Revenue Service is requested during that period.

                                   EXHIBIT D
                FORM OF ASSIGNMENT OF LEASES--PACIFICA PROPERTY


     This Assignment of Leases ("Assignment") is made by ______________ ("Assignor"), in favor of Kilroy Realty L.P., a Delaware limited partnership ("Assignee").

                                R E C I T A L S

     A. Assignor is the lessor under certain leases executed with respect to all improvements and fixtures located on that certain real property commonly known as _______________, located in the City of Irvine, California (the "Property") as more fully described in Exhibit A attached hereto, which leases are described in Schedule 1 attached hereto (the "Leases").

     B. Assignee has acquired the Property pursuant to that certain Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions (the "Purchase Agreement"), executed on May ___, 1997, between Assignee and Shidler West Acquisition Company, LLC.

     C. Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Assignor agrees as follows:

     1. Effective as of the date hereof, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

     2. Except as otherwise set forth in the Purchase Agreement, effective as of the date hereof, by accepting this Assignment, Assignee assumes all of the lessor's obligations under the Leases and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating after the date hereof and arising out of the lessor's obligations under the Leases.

     3. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

     4. In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorney's fees.

     5. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     6. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

Dated: __________, 1997


                                                      __________________________

                                   EXHIBIT E
          FORM OF ASSIGNMENT OF AGREEMENTS, WARRANTIES AND INTANGIBLE
                                  PROPERTY -


     This Assignment of Agreements, Warranties and Intangible Property ("Assignment") is made by ______________("Assignor"), in favor of Kilroy Realty L.P., a Delaware limited partnership ("Assignee").

                                   RECITALS

     A. Assignor is the owner of that certain real property commonly known as _______________, located in the City of Irvine, California (the "Property") as more fully described in Exhibit A attached hereto.

     B. The agreements and warranties (collectively, the "Agreements") and other intangible property (collectively, the "Intangibles") described in Schedule l attached hereto relate to the Property and Assignor's use thereof

     C. Assignee has acquired the Property pursuant to that certain Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions (the "Purchase Agreement"), executed on May ___ 1997, between Assignee and Shidler West Acquisition Company, LLC.

     D. Assignor desires to assign its interest in the Agreements and Intangibles to Assignee, and Assignee desires to accept the assignment thereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Assignor agrees as follows:

     1. FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the date hereof Assignor hereby assigns and transfers unto Assignee all of Assignor's right, title, claim and interest in and under:

          (A) all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, the Property, including, without limitation, those warranties and guaranties listed in Schedule 1 attached hereto (collectively, "Warranties");

          (B)  all of the agreements listed in Schedule l attached hereto; and

          (C) all of the Intangibles. [IF THE ASSIGNMENT IS MADE BY SELLER, SELLER WILL ASSIGN TO BUYER, TO THE EXTENT ASSIGNABLE, ALL REPRESENTATIONS AND WARRANTIES OF THE EXISTING OWNER MADE IN THE ASSIGNMENTS OF AGREEMENTS, WARRANTIES AND INTANGIBLE PROPERTY REQUIRED TO BE DELIVERED UNDER THE UNDERLYING PURCHASE AGREEMENT.]

     2. Except as otherwise set forth in the Purchase Agreement, as of the date hereof, by accepting this Assignment, Assignee hereby assumes all of the owner's obligations under the Agreements and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorney's fees, arising out of the owner's obligations under the Agreements on or after the date hereof

     3 . If either party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Assignment, and an action is filed, the prevailing party in any such action shall be entitled to recover from the other party, in addition to any other relief that may be granted, its court costs and reasonable attorney's fees and disbursements. Any such reasonable attorney's fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorney's fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     4. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of California.



                                                                 _______________

                                   EXHIBIT F
                             FORM OF BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, _______________ ("Seller"), does hereby sell, transfer, and convey to Kilroy Realty L.P., a Delaware limited partnership ("Buyer"), without representation or warranty, express or implied, all personal property owned by Seller and located on or in or used in connection with the , located in the City of Irvine California, including without limitation, those items described in
Schedule 1 attached hereto.

Dated: _______________, 1997

                                        SELLER:

                                        ________________________________________

                          [SCHEDULE 1 TO BE PROVIDED]

                                   EXHIBIT G
                         FORM OF ESTOPPEL CERTIFICATE

     THE UNDERSIGNED, _____________ ("TENANT"), HEREBY CERTIFIES TO SHIDLER WEST INVESTMENT CORPORATION, AND ITS AFFILIATES, ASSIGNEES AND SUCCESSORS-IN-INTEREST (COLLECTIVELY "PURCHASER"), AND ANY LENDER THAT MAY MAKE A LOAN TO PURCHASER SECURED BY A LIEN ON ALL OR A PORTION OF THE PROPERTY OF WHICH THE PREMISES DESCRIBED BELOW ARE A PART (COLLECTIVELY, "LENDER"), AS FOLLOWS:

     1. Annexed hereto as Exhibit A is a true and current copy of the lease, dated as of ______________, 19__ together with those certain amendments, supplements and modifications thereto dated as of ______________ (write "NONE" if no amendments) (collectively, the "Lease"), by and between the undersigned, as Tenant, and _____________ as landlord ("Landlord"), covering certain office space ("Premises") in the buildings) located at [111 Pacifica or 184-220 Technology Drive], City of Irvine, California ("Building").

     2. The Lease is valid and in full force and effect on the date hereof and has been duly executed and delivered on behalf of the undersigned pursuant to proper authority. The termination date of the present term of the Lease, excluding renewals, is _______________. Tenant has no options to extend the term of the Lease except as follows: _______________.

     3. There are no other agreements between Landlord and Tenant with respect to the Premises.

     4. There are no uncured defaults on the part of Tenant or on the part of Landlord under the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default of the Lease.

     5. Fixed Rent (including any cost of living increases) payable by Tenant presently is $ _________ per month, and no such rent has been paid more than 30 days in advance of its due date. Tenant's security deposit is $ _________. Tenant has no claim against Landlord for any other deposit.

     6. Additional Rent including Tenant's share of taxes and common area expenses) payable by Tenant is presently $ __________ per month, and no such rent has been paid more than 30 days in advance of its due date.

     7. Tenant neither has nor claims any present charge, lien, claim, counterclaim, defense or offset against Landlord under the Lease or otherwise, against rents or other charges due or to become due thereunder, or against any other person in connection with the Lease or the Premises. Tenant is not entitled to any concession, rebate, allowance or free rent for any period after the date of this certificate, except as follows: _________________________.

     8. Tenant has accepted possession of the Premises, and any improvements required by the terms of the Lease to be made by the lessor thereunder have been completed to the satisfaction of Tenant. All duties of Landlord of an inducement nature have been fulfilled.

     9. There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy or insolvency laws or codes of the United States or any state thereof.

     10. The address for notices to be sent to Tenant is as set forth in the Lease.

     11.  Tenant has no option to expand the Premises.

     12. Tenant has no right of first refusal, option or other right to purchase the Premises or the Building, nor does Tenant have any right to unilaterally cancel or terminate the Lease with respect to all or any portion of the Premises demised thereunder.

     13. There are no subleases or assignments under or in connection with the Lease.

     14. Tenant has not received notice of any prior sale, transfer or assignment of the Lease or the rents thereunder.

     15. Tenant recognizes acknowledges that it is making these certifications to Purchaser with the intent that Purchaser will fully rely on Tenant's certifications in purchasing the Property and that any Lender will rely on Tenant's certifications in making a loan to Purchaser and accepting an assignment of Purchaser's interest in the Lease.

     16. The provisions hereof shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Purchaser (including, without limitation, any of Purchaser's lenders that may make a loan secured by the Property).

Dated: ________________, 1997

                                   EXHIBIT H
                          8-K AND AUDIT REQUIREMENTS


     For the period time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Seller's ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer's outside, third-party accountants (the "Accountants"), to enable Buyer and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), (b) any other rule issued by the Commission and applicable to Buyer, and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those third-party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller shall provide such information, and documentation on a per-building basis, if available. Seller agrees to provide the following information and documentation that Buyer and the Accountants may require in order to comply with (a), (h) and (c) above.

     1. Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

     2. Seller's written analysis of both (a) scheduled increases in base rent required under the Lease in effect on the Closing Date; and (h) rent concessions imposed by those Leases, and the straight line effect of (a) and (h);

     3.   Seller's internally-prepared operating statements;

     4.   Most currently available real estate tax bills;

     5. Access to Seller's cash receipt journal(s) and bank statements for the Property;

     6.   Seller's general ledger with respect to the Property;

     7. Seller's schedule of expense reimbursements required under the tenant leases in effect on the Closing Date;

     8. Schedule of those items of repairs and maintenance performed by, or at the direction of Seller, during Seller's final fiscal year in which Seller owns and operates the Property (the "Final Fiscal Year");

     9. Schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during the Final Fiscal Year;

     10. Access to Seller's invoices with respect to expenditures made during the Final Fiscal Year;

     11. Access (during normal and customary business hours) to responsible personnel to answer accounting questions; and

     12. A representation letter in such form as is reasonably required by Buyer, signed by the individual(s) responsible for Seller's financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the Accountants in rendering an opinion on such financial statements.

                                  EXHIBIT 1

                     SHIDLER WEST INVESTMENT CORPORATION
                   EXCLUSIVE AUTHORIZATION & RIGHT TO LEASE
--------------------------------------------------------------------------------

BROKER:                  ITC REAL ESTATE GROUP

OWNER:                   SHIDLER WEST INVESTMENT CORPORATION,
                         A DELAWARE CORPORATION, OR ASSIGNEE

OWNER'S AGENT:           SHIDLER WEST INVESTMENT CORPORATION,
                         A DELAWARE CORPORATION

OUTSIDE BROKER:          Any broker other than Broker.

LISTING PERIOD:          Commencing on April 1, 1997 and ending ninety (90) days
                         after the date Owner closes escrow on the purchase of the subject property or upon thirty (30) days written notice by Owner, Owner's Agent or Broker, whichever is sooner.

LEASE TERMS:             Lease Rate as acceptable to Owner and Tenant.

PROPERTIES:              111 Pacifica
                         Irvine, California

COMMISSION SCHEDULE:     Owner's Agent shall pay Broker a commission per the
                         Schedule below in the event a lease is fully executed during the listing period, whether by or through Owner's Agent, Broker, Owner, or any party prior to the expiration of this Listing or any extension hereof. The amount of the lease commission shall be calculated as a percent of the base rental and stated rental increases per year for the first ten (10) years of the initial lease term expressed as percentages during years 1-5 & years 6-10 as follows. Lease commissions are calculated based on the total base rental, including fixed increases, but excluding variable inflation adjustment clauses, parking fees, amounts paid under any percentage rent clause, amounts paid pursuant to escalation clauses for taxes and operating costs, or amounts paid to amortize the cost of any allowances funded for the benefit of the tenant (e.g., tenant improvements and/or moving allowances).

                         -For a new tenant
                                  Years 1-5:      Five percent (5%)
                                  Years 6-10:     Two percent  (2%).

                         -If an existing tenant renews, relocates or expands within this Office Building.
                                  Years 1-5:      Three percent (3%)
                                  Years 6-10:     Two Percent (2%).

                         The lease commission shall be due, once Owner closes escrow, and payable one-half upon mutual non-contingent lease execution and one-half upon occupancy by the tenant or is mutually agreed upon between Owner's Agent and Broker Notwithstanding the foregoing Owner's Agent will pay commissions only if Owner closes escrow on the Property.

TENANT: Owner's Agent further agrees to pay Broker a commission in accordance with the Authorization, if, within sixty
                         (60) calendar days after the expiration or termination of the Listing Period the property is leased to any person or entity (excluding successors, assigns or affiliates of Owner) with whom Owner's Agent or Broker has negotiated (either directly or through another broker or agent) or to whom the property has been submitted prior to the expiration or termination of the term. Broker agrees to submit a list of such persons or entities to Owner not later than five (5) days following the expiration or termination of the term, provided however, that if a written offer has been submitted, it shall not be necessary to include the offeror's name on the list.

RELEASING:          If any tenant fails to take possession of the leased
                    premises or having taken possession, ceases to pay rent and vacates the same for any reason other than the default of Owner or Owner's Agent within one (1) year after taking possession had Broker still has an Exclusive Authorization in force on the project, Owner's Agent and Broker will use its best efforts for a period of one (1) one year after the date the tenant should have take possession of the leased premises or vacates the same (and ceases paying rent) to obtain a replacement tenant. If a replacement tenant is obtained and executes a lease, Broker shall be entitled to lease commissions calculated on the basis of the total rental for the full terms of the replacement lease in accordance with the commission schedule above and the Owner's Agent shall receive credit for any commission actually paid to Broker (exclusive of amounts paid to Outside Broker) for the original lease.

RESPONSIBILITIES:   Broker agrees to diligently contact tenants for the leasing to solicit their interest in the project. This will be accomplished through the use of brochures, signage,, telephone contact, personal canvassing and any other reasonable means. The cost of these items will be assumed by Broker.

                    Broker shall be present at all property showings whenever possible. Broker shall distribute to the local brokerage community information on all available spaces at least once every month. Broker shall submit writtens activity reports to Owner's Agent at least once every two weeks. The reports shall include a prospective tenant activity, break down of traffic within the sub-market, a cold calling agenda. lease and sale comparables, and available properties. Broker shall submit with signed leases, copies of insurance certificates, a lease application, financial statements personal balance sheet (if personal guarantee is required). Tenant Fact Sheet and check list. Broker will visit existing facilities of prospective Tenant when the question of hazardous materials arises.

DISCLOSURE:         Broker shall not withhold from prospective tenants
                    information of which Broker has actual knowledge regarding present and future acting and environmental matters affecting the property and the condition of the property, including but not limited to structural, mechanical and ???? conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances and underground storage tanks in, on, or about the property. Broker is authorized to disclose any such information to prospective tenants.

AGENCY: Broker agrees that it shall not represent the interest of any third party prospective tenant in connection with any transaction or potential transaction with Owner whereby Broker additionally receives any commission, fee, payment or other compensation from any tenant, provided, however. Broker may do any of the foregoing if Owner Agent (1) requests Owner's consent to such representation in writing
                    (ii) discloses the existence of the conflict of interest raised thereby and the amount of compensation that would be payable to Broker in connection with such representation, and (iii) Owner's Agent consents thereto (which consent may be granted or withheld in Owner's Agent sole and absolute discretion).

CONTINGENCY:        This Authorization is contingent upon Owner's successful
                    close of escrow on the purchase of the subject property.

GENERAL COMMENTS:   The prevaling party may recover from the other party his
                    costs and attorney's fees incurred in any action brought by either party to enforce any terms of this Agreement.

                    Owner's Agent agrees to save and hold Broker harmless from all claims, disputes, litigation, and/or judgments arising from any incorrect information applied by Owner's Agency or from any material fact concerning the property which Owner's Agent fails to disclose, or from any action taken by Owner's Agent or Broker pursuant to Owner's Agent instructions, concerning the subject property.

                    If Owner's Agent fails to make any payment at the time required herein, the delinquent sum(s) shall bear interest at the maximum rate permitted by law.

                             It is understood that it is illegal for Owner, Owner's Agent or Broker to refuse to present, lease, or sell to any person because of race, color, religion, national origin, sex, marital status, or physical disability.

                             This listing supersedes all previous listing agreements for the subject property.

                             Owner's Agent and Broker hereby acknowledge receipt of a copy of this Exclusive Authorization.

Accepted this _____ day of _____ 19 __    Approved this 18th day of April 1997
                                                        ----        -----   --
OWNER'S AGENT:                            BROKER:

SHIDLER WEST INVESTMENT CORPORATION,      ITC REAL ESTATE GROUP,
A DELAWARE CORPORATION

BY:_____________________________          BY: /s/ M . K . HOWARD
    Marc R Bratten, President                 ------------------

ADDRESS:                                  ADDRESS:

2878 Camino del Rio South, Suite 260      111 Pacifica, Suite 100
San Diego, CA 92108                       Irvine, CA 92618
(619)688-1333                             (714)450-0100
(619)688-1371(1)                          (714)450-0500(1)

                      SHIDLER WEST INVESTMENT CORPORATION
                   EXCLUSIVE AUTHORIZATION & RIGHT TO LEASE
--------------------------------------------------------------------------------

   BROKER:                ITC REAL ESTATE GROUP

   OWNER:                 SHIDLER WEST INVESTMENT CORPORATION,
                          A DELAWARE CORPORATION, OR ASSIGNEE

   OWNER'S AGENT:         SHIDLER WEST INVESTMENT CORPORATION,
                          A DELAWARE CORPORATION

   OUTSIDE BROKER:        Any broker other than Broker.

   LISTING PERIOD:        Commencing on April 1, 1997 and ending ninety (90)
                          days after the date Owner closes escrow on the purchase of the subject property or upon thirty (30) days written notice by Owner, Owner's Agent or Broker, whichever is sooner.

   LEASE TERMS:           Lease Rate as acceptable to Owner and Tenant.

   PROPERTIES:            184-220 Technology Drive
                          Irvine, California

   COMMISSION SCHEDULE:   Owner's Agent shall pay Broker a commission per the
                          Schedule below in the event a lease is fully executed during the listing period, whether by or through Owner's Agent, Broker, Owner, or any party prior to the expiration of this Listing or any extension hereof. The amount of the lease commission shall be calculated as a percent of the base rental and stated rental increases per year for the first ten (10) years of the initial lease term expressed as percentages during years 1-5 & years 6-10 as follows. Lease commissions are calculated based on the total base rental, including fixed increases, but excluding variable inflation adjustment clauses, parking fees, amounts paid under any percentage rent clause, amounts paid pursuant to escalation clauses for taxes and operating costs, or amounts paid to amortize the cost of any allowances funded for the benefit of the tenant
                          (e.g. tenant improvements and/or moving allowances).

                          -If Outside Broker procures a new tenant".
                              Years 1-5:        Seven percent (7%)
                              Broker pays Outside Broker five percent (5%)
                              Broker retains two percent (2%)

                              Years 6-10:       Two percent (2%)
                              Broker pays Outside Broker one percent (1%)
                              Broker retains one percent (1%)

                          * The total commission for a lease at the 220
                            Technology building, however, shall be:
                              Years 1-5:        Five percent (5%)
                              Broker pays Outside Broker three percent (3%) Broker retains two percent (2%)

                              Years 6-10:       Two and a half percent (2.5%)
                              Broker pays Outside Broker one and a half percent (1.5%)
                              Broker retains one percent (1%)

                          except that this reduction shall not apply for any lease with Midas International Corp. or Sentinal Monitoring Corp., H & H Glass, and Zee Medical.

                          -If Broker procures a new tenant,
                              Years 1-5:        Five percent (5%)
                              Years 6-10:       Two percent (2%)

                    If an existing tenant renews, relocates or expands within this Industrial Park.

                       Years 1-5:            Three percent (3%)
                       Years 6-10:           Two percent (2%)

                    Not withstanding anything above to the contrary, in no event shall the commission to ITC on any transaction be less than $250 per transaction, net of the amount it pays the outside broker.

                    The lease commission shall be done, once Owner closes escrow, and payable one-half upon mutual non-contingent lease execution and one-half upon occupancy by the tenant or as mutually agreed upon between Owner's Agent and Broker. Notwithstanding the foregoing, Owner's Agent will pay commission only if Owner closes escrow on the Property.

TENANT: Owner's Agent further agrees to pay Broker a commission in accordance with the Authorization, if, within sixty (60) calendar days after the expiration or termination of the Listing Period the property is leased to any person or entity (excluding successors, assigns or affiliate of Owner) with whose Owner's Agent or Broker has negotiated (either directly or through another broker or agent) or to whom the property has been submitted prior to the expiration or termination of the term. Broker agrees to submit a list of such persons or entities to Owner not later than five(5) days following the expiration or termination of the term, provided however, that if a written offer has been submitted, it shall not be necessary to include the offeror's name on the list.

RE-LEASING:         If any tenant fails to take possession of the leased
                    premises or having taken possession, ceases to pay rent and vacates the same for any reason other than the default of Owner or Owner's Agent within one (1) year after taking possession and Broker still has an Exclusive Authorization in force on the project, Owner's Agent and Broker will use its best efforts for a period of one (1) year after the date the tenant should have taken possession of the leased premises or vacates the same (and ceases paying rent) to obtain a replacement tenant. If a replacement tenant is obtained and executes a lease, Broker shall be entitled to lease commission calculated on the basis of the total rental for the full term of the replacement lease in accordance with the commission schedule above and the Owner's Agent shall receive credit for any commission actually paid to Broker (exclusive of amounts paid to Outside Broker) for the original lease.

RESPONSIBILITIES:   Broker agrees to diligently contact tenants for the leasing to solicit their interest in the project. This will be accomplished through the use of brochures, signage, telephone contact, personal canvassing and any other reasonable means. The cost of these items will be assumed by Broker.

                    Broker shall to be present at all property showings whenever possible. Broker shall distribute to the local brokerage community information on all available spaces at least once every month. Broker shall submit written activity reports to Owner's Agent at least once every two weeks. The reports shall include a prospective tenant activity, break down of traffic within the sub-market, a cold calling agenda, least and sale comparables, and available properties. Broker shall submit with signed leases, copies of insurance certificates, a lease application, financial statement, personal balance sheet (if personal guarantee is required). Tenant Fact Sheet and check list. Broker will visit existing facilities of prospective Tenants when the question of hazardous materials arises.

DISCLOSURE:         Broker shall not withhold from prospective tenants
                    information of which Broker has actual knowledge regarding present and future zoning and environmental matters affecting the property and the condition of the property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances and underground storage tanks in, on or about the property. Broker is authorized to disclose any such information to prospective tenants.


AGENCY: Broker agrees that it shall not represent the interest of any third party prospective tenant in connection with any transaction or potential transaction with Owner whereby Broker additionally receives any commission, for, payment or other compensation from any tenant, provided, however, Broker may do any of the foregoing if Broker (i) requests Owner's Agent's consent to such representation in writing, (ii) discloses the existence of the conflict of Interest raised thereby and the amount of compensation that would be payable to Broker in connection with such representation, and (iii) Owner's Agent consents thereto (which consent may be granted or withheld in Owner's sole absolute discretion).

CONTINGENCY:        This Authorization is contingent upon Owner's successful
                    close of escrow on the purchase of the subject property.

GENERAL COMMENTS:   The prevailing party may recover from the other party his
                    costs and attorney's fees incurred in any action brought by either party to enforce any terms of this Agreement.

                    Owner's Agent agrees to save and hold Broker harmless from all claims, disputes, litigation, and/or judgments arising from any incorrect information supplied by Owner's Agent or from any material fact concerning the property which Owner's Agent fails to disclose, or from any action taken by Owner's Agent or Broker pursuant to Owner's Agent's instructions, concerning the subject property.

                    If Owner's Agent fails to make any payment at the time required herein, the delinquent sum(s) shall bear interest at the maximum rate permitted by law.

                    It is understood that it is illegal for Owner, Owner's Agent or Broker to refuse to present, lease, or sell to any person because of race, color, religion, national origin, sex, marital status, or physical disability.

                    This listing supersedes all previous listing agreements for the subject property.

                    Owner's Agent and Broker hereby acknowledges receipt of a copy of this Exclusive Authorization and further agrees that it shall be binding upon the heirs, successors and assigns of the undersigned.


Accepted this ___ day of ____ 199__        Approved this 18th day of April 1997
                                                         ----        -----   --

OWNER'S AGENT:                             BROKER:

SHIDLER WEST INVESTMENT CORPORATION,       ITC REAL ESTATE GROUP,
A DELAWARE CORPORATION

BY:______________________________          BY:/s/ M.K. Howard
     Marc R. Brutten, President               ------------------

ADDRESS:                                   ADDRESS:

2878 Camino del Rio South, Suite 260       111 Pacifics,Suite 100
San Diego, CA 92108                        Irvine, CA 92618
(619) 688-1333                             (714) 450-0100
(619) 688-1371(1)                          (714) 450-0500(1)